                                                                   EXHIBIT 10.43

================================================================================



                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                     between

                                      UICI,
                             a Delaware Corporation

                                       and

                                 LM FINANCE LLC,
                       a Nevada Limited Liability Company








                                   Dated as of
                                  July 27, 2000






================================================================================

                               TABLE OF CONTENTS

                                                                                                               Page
         ARTICLE 1  Definitions...................................................................................1
         Section 1.1  Definitions.................................................................................1
         Section 1.2  Other Definitional Provisions...............................................................8
         Section 1.3  Accounting Terms and Determinations.........................................................8
         ARTICLE 2  The Loan......................................................................................8
         Section 2.1  The Loan....................................................................................9
         Section 2.2  Use of Proceeds and Other Actions...........................................................9
         Section 2.3  The Notes...................................................................................9
         Section 2.4  Repayment of the Loan.......................................................................9
         Section 2.5  Interest...................................................................................10
         Section 2.6  Certain Notices............................................................................10
         Section 2.7  Computations...............................................................................10
         Section 2.8  Method of Payment..........................................................................10
         Section 2.9  Taxes on Payments..........................................................................10
         Section 2.10  Collateral................................................................................12
         ARTICLE 3  Actions of the Lender........................................................................12
         Section 3.1  Actions to be Taken by the Lender at Closing Date..........................................12
         Section 3.2  The Chesapeake Life Insurance Company......................................................12
         ARTICLE 4  Conditions Precedent.........................................................................13
         Section 4.1  Execution of Agreement.....................................................................13
         ARTICLE 5  Representations and Warranties...............................................................14
         Section 5.1  Corporate Existence........................................................................14
         Section 5.2  Financial Statements.......................................................................14
         Section 5.3  Corporate Action; No Breach................................................................15
         Section 5.4  Operation of Business......................................................................15
         Section 5.5  Litigation and Judgments...................................................................15
         Section 5.6  Rights in Properties; Liens................................................................15
         Section 5.7  Enforceability.............................................................................15
         Section 5.8  Approvals..................................................................................15
         Section 5.9  Debt.......................................................................................15
         Section 5.10  Taxes.....................................................................................16
         Section 5.11  Margin Securities.........................................................................16
         Section 5.12  ERISA.....................................................................................16
         Section 5.13  Disclosure................................................................................16
         Section 5.14  Subsidiaries; Capitalization..............................................................16
         Section 5.15  Agreements................................................................................17
         Section 5.16  Compliance with Laws......................................................................17
         Section 5.17  Investment Company Act....................................................................17
         Section 5.18  Public Utility Holding Company Act........................................................17
         Section 5.19  Environmental Matters.....................................................................17
         Section 5.20  Labor Disputes and Acts of God............................................................17
         Section 5.21  Year 2000 Compliance......................................................................17
         Section 5.22  Collateral................................................................................18
         ARTICLE 6  Positive Covenants...........................................................................18
         Section 6.1  Reporting Requirements.....................................................................18
         Section 6.2  Maintenance of Existence; Conduct of Business..............................................19
         Section 6.3  Maintenance of Properties..................................................................19

INDICES TO EXHIBITS AND SCHEDULES - Solo Page

         Section 6.4  Taxes and Claims...........................................................................19
         Section 6.5  Insurance..................................................................................19
         Section 6.6  Inspection Rights..........................................................................19
         Section 6.7  Keeping Books and Records..................................................................20
         Section 6.8  Compliance with Laws.......................................................................20
         Section 6.9  Compliance with Agreements.................................................................20
         Section 6.10  Further Assurances........................................................................20
         Section 6.11  Year 2000 Compliance......................................................................20
         ARTICLE 7  Negative Covenants...........................................................................20
         Section 7.1  Debt.......................................................................................20
         Section 7.2  Limitation on Liens........................................................................20
         Section 7.3  Mergers, Etc...............................................................................22
         Section 7.4  Investments................................................................................22
         Section 7.5  Transactions With Affiliates...............................................................23
         Section 7.6  Disposition of Property....................................................................23
         Section 7.7  Lines of Business..........................................................................24
         Section 7.8  Restrictions on Insurance Subsidiaries.....................................................24
         Section 7.9  Prepayment of Debt.........................................................................24
         Section 7.10  Use of Proceeds of Refund Claim...........................................................24
         ARTICLE 8  Financial Covenants..........................................................................24
         Section 8.1  Financial Covenant.........................................................................24
         ARTICLE 9  Default......................................................................................24
         Section 9.1  Events of Default..........................................................................24
         Section 9.2  Remedies...................................................................................26
         Section 9.3  Performance by the Lender..................................................................27
         Section 9.4  Continuance of Default.....................................................................27
         Section 9.5  Setoff.....................................................................................27
         ARTICLE 10  Miscellaneous...............................................................................27
         Section 10.1  Expenses..................................................................................27
         Section 10.2  Indemnification...........................................................................27
         Section 10.3  Limitation of Liability...................................................................28
         Section 10.4  No Duty...................................................................................28
         Section 10.5  No Fiduciary Relationship.................................................................28
         Section 10.6  Equitable Relief..........................................................................28
         Section 10.7  No Waiver; Cumulative Remedies............................................................29
         Section 10.8  Participations............................................................................29
         Section 10.9  Survival..................................................................................29
         Section 10.10  Entire Agreement; Amended and Restatement; Release.......................................29
         Section 10.11  Amendments...............................................................................30
         Section 10.12  Maximum Interest Rate....................................................................30
         Section 10.13  Notices..................................................................................31
         Section 10.14  Governing Law; Submission to Jurisdiction................................................31
         Section 10.15  Counterparts.............................................................................31
         Section 10.16  Severability.............................................................................31
         Section 10.17  Headings.................................................................................31
         Section 10.18  Construction.............................................................................31
         Section 10.19  Independence of Covenants................................................................31
         Section 10.20  Waiver of Jury Trial.....................................................................31
         Section 10.21  Confidentiality..........................................................................32
         Section 10.22  Waiver of Defaults.......................................................................32

TABLE OF CONTENTS - Page ii

                                INDEX TO EXHIBITS

Exhibit            Description of Exhibit                                                          Section
-------            ----------------------                                                          -------
"A"                Form of Series A Note                                                               2.2

"B"                Form of Series B Note                                                               2.2

"C"                Matters to be Addressed by Opinion of Counsel                                    4.1(r)

"D"                Form of Pledge Agreement                                                            1.1

"E"                Form of Release                                                                     1.1

"F"                Form of USI Release                                                                 1.1

"G"                Form of Compliance Certificate                                                      1.1


                               INDEX TO SCHEDULES


Schedule          Description of Schedule
--------          -----------------------
7.1               Existing Debt
7.2               Existing Liens; Restrictions on Subsidiaries
7.4               Existing Investments


TABLE OF CONTENTS - Page iii

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

         This SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement"), dated as of July 27, 2000, is between UICI, a Delaware corporation (the "Borrower") and LM Finance, LLC, a Nevada limited liability company (the "Lender").

         RECITALS. On March 14, 2000, the Borrower entered into an Amended and Restated Loan Agreement, dated as of 10 March 2000, among the Borrower, Bank of America, Fleet National Bank ("Fleet") and Bank One, NA ("BONA" and collectively with Bank of America and Fleet, the "Banks"), and Bank of America, as Administrative Agent (the "Agent"), BONA, as Documentation Agent, and Fleet, as co-agent (the "Existing Agreement"). At the effective time of the Existing Agreement, the aggregate outstanding amount of the Loans made by the Banks pursuant to the Existing Agreement was $25,000,000.00. After the Borrower made certain payments to the Banks, the outstanding principal amount of the loans under the Existing Agreement owed to the Banks by the Borrower (collectively the, "Bank Loans") was $6,000,000. On June 28, 2000, the Lender acquired the rights and interests of the Banks under the Existing Agreement and the documents related thereto, the Bank Loans, the promissory notes evidencing the indebtedness of the Borrower to the Banks under the Existing Agreement, and the rights of the Banks in the collateral in which the Borrower and other Persons, on the Borrower's behalf, had granted security interests to the Banks. The Borrower issued a promissory note on that date to the Lender in the amount of $6,000,000.00 in substitution for the notes that the Lender had acquired from the Banks (the "Existing Note").

         On March 14, 2000, the Lender extended a loan in the amount of $70,000,000.00 (the "USI Loan") to UICI Sub I, Inc., a subsidiary of the Borrower ("USI"), which loan was fully guaranteed by Borrower. The Lender, the Borrower and USI have agreed that simultaneously with the execution of this Agreement, on the terms and subject to the conditions to the Lender's obligations to lend hereunder, the Lender will make an additional extension of credit to the Borrower in the amount of $64,000,000.00, the Borrower will make a capital contribution to USI of $64,000,000.00 out of the proceeds of that additional extension of credit to the Borrower by the Lender hereunder, USI will repay the USI Loan to the Lender with the proceeds of that capital contribution and additional funds to be provided by the Borrower or USI, and the Lender will release its security interests in all of the collateral that secures the repayment of the USI Loan.

         The Borrower and the Lender have agreed to amend and restate the Existing Agreement to set forth the terms of and the conditions subject to which the Lender is making the Loan made to the Borrower, and are doing so by entering into this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree that the rights and obligations of the Lender and the Borrower with respect to the Loan shall be and hereby are amended and restated as herein provided in substitution for and replacement of the Existing Agreement, such amended and restated loan agreement to read in its entirety as follows:

                                    ARTICLE 1

                                   Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 1

         "8.75% Senior Note Agreement" means that certain Note Purchase Agreement dated as of June 1, 1994 among the Borrower and the purchasers party thereto relating to the Borrower's 8.75% Senior Notes due 2004, as the same may be amended or otherwise modified from time to time.

         "Additional Loan" means the Additional Secured Loan and the Series B Loan.

         "Additional Secured Loan" has the meaning specified in Section 2.1.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of the voting stock of such Person; or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Lender or any Affiliate of the Lender be deemed an Affiliate of the Borrower or any of the Subsidiaries.

         "Agent" has the meaning specified in the Recitals.

         "Base Rate" means, for any day, the "PRIME RATE" published from time to time in the Money Rates column of The Wall Street Journal (Central Edition); provided, however, if the Money Rates column of The Wall Street Journal (Central Edition) ceases to be published or otherwise does not designate a "PRIME RATE" as of any business day, "Base Rate" means the rate of interest per annum publicly announced by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; in each case each change in such rate shall be effective from and including the Business Day such change is published or announced, as the case may be.

          "Business Day" means any day on which commercial banks are not authorized or required to close in Dallas, Texas.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Capital Stock" means any capital stock or other ownership interests of any Person and any interests therein or relating thereto, including without limitation, any options, warrants or other rights to acquire any interest therein or thereto.

         "Closing Date" means July 27, 2000.

         "CMO Derivative Investment" has the meaning specified in Section 7.4.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" means the Series A Collateral.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 2

         "Compliance Certificate" means the Compliance Certificate relating to the 8.75% Senior Note Agreement from the Borrower substantially in the form of Exhibit G hereto.

         "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all obligations of such Person to redeem or retire shares of Capital Stock of such Person except any obligations to repurchase common Capital Stock of the Borrower issued to officers, employees and agents of the Borrower or its Subsidiaries pursuant to a stock option plan, stock purchase plan, other compensation plan or other compensation arrangement authorized by the Board of Directors of the Borrower; (i) all obligations and liabilities of such Person under Interest Rate Protection Agreements; (j) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (k) all obligations of such Person, contingent or otherwise, for the payment of money under any non-compete, consulting or similar agreement or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition; and (l) all other amounts required to be reflected as a liability on a consolidated balance sheet of such Person in accordance with GAAP other than accruals, taxes, time deposits and policy liabilities.

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2.0%) plus the Base Rate as in effect from time to time.

         "Dollars" and "$" mean lawful money of the United States of America.

         "Domestic Insurance Subsidiary" means an Insurance Subsidiary organized under the laws of a jurisdiction located within the United States of America.

         "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or otherwise modified from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Event of Default" has the meaning specified in Section 9.1.

         "Existing Agreement" has the meaning specified in the Recitals hereto.

         "Existing Loan" has the meaning specified in Section 2.1.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 3

         "Existing Note" has the meaning specified in the Recitals.

         "Existing Pledge Agreement" means the Pledge Agreement, dated as of March 10, 2000, made by and between the Borrower and the Agent, relating to the pledge of shares of the Capital Stock of Mid-West and HealthAxis by the Borrower to the Agent.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing the payment or performance of any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) and (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part and including without limitation, any agreement binding a Person to make Investments in or otherwise transfer funds to or for the benefit of another Person for purposes of assuring such other Person's financial liquidity, assuring such other Person's compliance with the capital adequacy requirements imposed by agreement or applicable law or otherwise assuring such other Person's compliance with financial covenants or other financial statement conditions); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Material" means any material that is or becomes listed, regulated, or addressed under any Environmental Law.

         "HealthAxis" means HealthAxis.com, Inc., a Pennsylvania corporation.

         "Insurance Regulatory Authority" shall mean, with respect to any Domestic Insurance Subsidiary, the Governmental Authority of such Domestic Insurance Subsidiary's state of domicile with whom such Domestic Insurance Subsidiary is required to file its annual financial statement prepared in accordance with SAP.

         "Insurance Subsidiary" shall mean any Subsidiary that is authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

         "Interest Rate Protection Agreements" means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specified contingencies.

         "Investments" has the meaning specified in Section 7.4.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 4

         "Lender" means LM Finance, LLC, a Nevada limited liability company.

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loan" has the meaning specified in Section 2.1.

         "Loan Documents" means this Agreement, the Pledge Agreement, the Release, the USI Release, and all promissory notes, assignments, guaranties, security agreements, financing statements and other agreements executed and delivered pursuant to or in connection with this Agreement, as such agreements may be amended or otherwise modified from time to time.

         "Material Adverse Effect" means the occurrence of any event or the existence of any condition that reasonably could be expected to have a material adverse effect on (a) the properties, prospects, business, operations, condition (financial or otherwise), liabilities, or capitalization of the Borrower or Mid-West, (b) the ability of the Borrower to pay and perform the Obligations when due, or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Lender thereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

         "Maximum Rate" with respect to the Lender, the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Existing Note or the Notes or on other amounts, if any, payable to the Lender pursuant to this Agreement or any other Loan Document, under laws applicable to the Lender which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with the Texas Finance Code; provided, however, that to the extent permitted by applicable law, the Lender shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

         "Mid-West" means Mid-West National Life Insurance Company of Tennessee.

         "Mid-West Stock" means all of the issued and outstanding shares of the capital stock of Mid-West.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NAIC" shall mean the National Association of Insurance Commissioners, or any successor organization.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 5

         "Notes" means the Series A Note and the Series B Note.

         "Obligations" means the Series A Obligations, the Series B Obligations and all other obligations, indebtedness, and liabilities of the Borrower to the Lender, arising pursuant to any of the Loan Documents and not specifically Series A Obligations or Series B Obligations, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all fees, costs, and expenses (including reasonable attorney's fees) provided for in the Loan Documents and not specifically Series A Obligations or Series B Obligations.

         "Other Taxes" has the meaning specified in Section 2.10.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Pledge Agreement" means the Amended and Restated Pledge Agreement of even date herewith from the Borrower in favor and for the benefit of the Lender substantially in the form of Exhibit D hereto.

         "Principal Office" means the principal office of the Lender, presently located at 2121 Precinct Line Road, Hurst, Texas 76094.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Refund Claim" means the rights of the Borrower in and to a refund of $22,213,574 of payments made to the United States Department of the Treasury or United States Internal Revenue Service by the Borrower in payment of federal income taxes of the Borrower and its consolidated tax group, which rights to such refund relate to the loss carry backs for the tax years ended December 31, 1998 and 1999.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Release" means the Release to be made between the Lender and the Borrower in the form attached to this Agreement as Exhibit F.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "SAP" means, with respect to any Domestic Insurance Subsidiary, statutory accounting practices prescribed or permitted by the insurance laws or regulations or the Insurance Regulatory Authority in the jurisdiction of the domicile of such Domestic Insurance Subsidiary for the preparation of financial statements and other financial reports by insurance companies of the same type as such Domestic Insurance Subsidiary. Statutory accounting practices are applied on a "consistent basis" when the practices applied in a current period are comparable in all material respects to those practices applied in a preceding period.

         "SCS" means Specialized Card Services, Inc., a South Dakota corporation.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 6

         "Series A Collateral" means the property described as Series A Collateral in the Pledge Agreement.

         "Series A Loan" has the meaning specified in Section 2.1.

         "Series A Note" means the promissory note in the original principal amount of $38,000,000.00 provided for by Section 2.2 hereof, in the form of Exhibit A hereto, to be executed and delivered by the Borrower to the Lender in connection with the consummation of the Series A Loan, and all extensions, renewals, and modifications thereof and all substitutions therefor.

         "Series A Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Lender, arising pursuant to any of the Loan Documents relating to the Series A Loan, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Series A Loan, interest on the Series A Loan, and all fees, costs, and expenses (including reasonable attorney's fees) provided for in the Loan Documents relating to the Series A Loan.

         "Series B Loan" has the meaning specified in Section 2.1.

         "Series B Note" means the promissory note in the original principal amount of $32,000,000.00 provided for by Section 2.2 hereof, in the form of Exhibit B hereto, to be executed and delivered by the Borrower to the Lender in connection with the consummation of the Series B Loan, and all extensions, renewals, and modifications thereof and all substitutions therefor.

         "Series B Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Lender, arising pursuant to any of the Loan Documents relating to the Series B Loan, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Series B Loan, interest on the Series B Loan, and all fees, costs, and expenses (including reasonable attorney's fees) provided for in the Loan Documents relating to the Series B Loan.

         "Subsidiary" means any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

         "Taxes" has the meaning specified in Section 2.10.

         "Term" means the period from and including the Closing Date through and including the earlier to occur of (a) the Termination Date and (b) such date prior to the Termination Date on which the Obligations are paid in full.

         "Termination Date" means January 1, 2002.

         "Transactions" means the transactions contemplated by this Agreement, including without limitation the making of the Additional Loan.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 7

         "USI" means UICI Sub I, Inc., a Delaware corporation.

         "USI Collateral" means the 3,000,000.00 shares of the Class A Common Stock of, and 51,000,000.00 shares of the Class B Common Stock of, National Motor Clubs of America, Inc. and the 2,000,000.00 shares of HealthAxis.com common stock pledged to the Lender to secure the USI Debt.

         "USI Debt" means the principal and accrued but unpaid interest owing by USI to the Lender pursuant to the USI Note.

         "USI Note" means that certain promissory note in the original principal amount of $70,000,000.00 dated as of March 14, 2000 by USI to the Lender.

         "USI Release" means the Termination Agreement and Release to be made among the Lender, the Borrower, USI and SCS in the form attached to this Agreement as Exhibit G.

         "Year 2000 Ready" has the meaning specified in Section 5.21.

         "Year 2000 Problem" has the meaning specified in Section 5.21.

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas from time to time.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

         Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein with respect to clause (g) of Section 7.4, Section 8.1 and the separate financial statements of the Domestic Insurance Subsidiaries, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement (except the provisions of clause (g) of Section 7.4 and Section 8.1) shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.2 hereof. The calculations made for the purposes of determining compliance with clause (g) of Section 7.4 and Section 8.1 shall be made by application of SAP, on a basis consistent with those used in the preparation of the Mid-West financial statements referred to in Section 5.2. All separate financial statements of Mid-West delivered under
Section 6.1 shall be prepared in accordance with SAP, on a basis consistent with those used in the preparation of the Mid-West financial statements referred to in Section 5.2. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters of the Borrower in each of its fiscal years from March 31, June 30, and September 30, respectively.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 8

                                   ARTICLE 2

                                    The Loan

         Section 2.1 The Loan. On the date of execution of this Agreement, the outstanding principal amount of the Loan under this Agreement shall equal $6,000,000.00 (the "Existing Loan"). On the Closing Date, subject to the terms and conditions of this Agreement (including the satisfaction of the conditions in Article IV), the Lender shall lend to the Borrower, and the Borrower shall borrow from the Lender, (i) another $32,000,000.00 (the "Additional Secured Loan"), which loan, together with the Existing Loan, shall constitute the "Series A Loan" and be evidenced by the Series A Note, which promissory note shall be a replacement promissory note for the Existing Note and which shall have the benefits of the Pledge Agreement and the Collateral as described in
Section 2.14, and (ii) another $32,000,000.00, which loan shall constitute the "Series B Loan" and shall be evidenced by the Series B Note.

         Section 2.2 Use of Proceeds and Other Actions. Upon the funding of the Additional Loan on the Closing Date, the Borrower agrees that it shall make a capital contribution to USI in the amount of the proceeds of such Additional Loan on the Closing Date and shall cause USI to repay the USI Debt in full on the Closing Date. For ease of administration, the Borrower hereby irrevocably instructs and directs the Lender, upon making the Additional Loan, to credit the proceeds of the Additional Loan to the account of USI on behalf of the Borrower and apply those proceeds to the payment of the obligations of USI to Lender pursuant to the USI Note. Prior to the Closing, the Borrower shall provide to the Lender irrevocable written instructions from USI instructing the Lender to apply the proceeds of such capital contribution from the Borrower to USI to the payment of the obligations of USI to the Lender.

         Section 2.3 The Notes. Prior to the Closing Date, the Loan shall be evidenced by the Existing Note. On the Closing Date, the Borrower shall execute and deliver to the Lender (i) the Series A Note, in substitution and replacement of the Existing Note and to evidence that part of the Additional Loan which is part of the Series A Loan, and (ii) the Series B Note. Promptly upon receipt of the duly executed Notes in accordance with the terms of this Agreement, the Lender will return the Existing Note to the Borrower marked as "Replaced."

         Section 2.4 Repayment of the Loan.

                 (a) Monthly and Termination Payments. The Borrower agrees to pay to the Lender $700,000 on the last day of each month in repayment of the principal amount of the Loan and to pay to the Lender on the Termination Date the then outstanding and unpaid principal balance of the Loan. All such payments under any Note shall be applied first to the payment of the outstanding principal amount of the Series B Loan, and, after the outstanding principal amount of the Series B Loan is paid in full, the outstanding principal amount of the Series A Loan, and, after the principal amount of the Loan has been paid in full, to the unpaid accrued interest on the Series B Loan and, after all accrued and unpaid interest on the Series B Loan is paid in full, then on unpaid accrued interest on the Series A Loan.

                 (b) Mandatory Prepayment. Upon Borrower's receipt of any payment from the United States Department of Treasury or United States Internal Revenue Service pursuant to or in payment of the Refund Claim, Borrower agrees to pay to the Lender in repayment of the outstanding principal balance of the Loan an amount equal to the proceeds of such payment received by Borrower, which amount shall be applied by the Lender as a repayment of principal under the Series B Loan; provided, however that, in the event that the Borrower prepays, on or before the date the Borrower receives any payment with respect to or in payment of the Refund Claim, the Series B Note in an amount greater than or equal to $22,213,574, then the Borrower's obligation to prepay the Series B Note with the payment or payments of the Refund Claim when, as and if received by the Borrower, shall terminate.

                 (c) Optional Prepayments of the Loan. The Borrower shall have the right from time to time to prepay the Loan or any principal or interest portion thereof without premium or penalty. Any such prepayment shall be made on the last day of a calendar month.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 9

         Section 2.5 Interest.

                 (a) Interest Rate. Interest shall accrue on the unpaid principal amount of the Loan outstanding from time to time at the Base Rate as in effect from time to time. To the extent the Lender may charge compounded interest consistent with applicable law, accrued, but unpaid interest will also bear interest at the Base Rate, with such interest to be compounded quarterly.

                 (b) Payment Dates. Accrued interest on the Loan shall be due and payable on earlier to occur of the Termination Date and the date, if a date prior to the Termination Date, on which the outstanding principal amount of the Loan is paid in full. At the time of the payment of the accrued interest on the Loan, the Borrower will provide to the Lender a report that will show in reasonable detail (i) the different rates at which interest accrued on the Loan from time to time as a result of changes in the Base Rate, if any, (ii) any date or dates on which the Base Rate changed, and (iii) the calculation of the amount of interest that actually accrued on the Loan in each calendar month or any part of a calendar month during the Term.

                 (c) Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Lender interest at the applicable Default Rate on any principal of the Loan, and (to the fullest extent permitted by law) on any other amount payable by the Borrower under this Agreement or any other Loan Document to or for the account of the Lender which is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 2.6 Certain Notices. Notices by the Borrower to the Lender of prepayments of the Loan shall be irrevocable and shall be effective only if received by the Lender not later than 11:00 a.m. Dallas, Texas, time on the Business Day of the prepayment of the Loan. Each such notice of a prepayment shall specify the amount to be prepaid and the date of the prepayment (which shall be a Business Day).

         Section 2.7 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 365 or 366 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

         Section 2.8 Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Lender at the Principal Office or at such other address or bank account of the Lender as the Lender shall designate upon written notice to Borrower for such purpose. for the account of Lender in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 a.m., Dallas, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Lender the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied. If the Borrower fails to so specify, or if an Event of Default exists, the Lender may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and fee, as the case may be.

         Section 2.9 Taxes on Payments.

                 (a) After-Tax Basis of Payments. Any and all payments by the Borrower to or for the account of the Lender hereunder or under any other Loan Document shall be made free and clear of and without


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 10 deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, taxes imposed on its overall income, gross receipts, capital or gains and franchise or similar taxes, in each case, imposed on it by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to the Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof. In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                 (b) Indemnity for Taxes. The Borrower agrees to indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.9) paid by the Lender (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                 (c) Mitigation. If the Borrower is required to pay additional amounts to or for the account of the Lender pursuant to this Section 2.9, then the Lender will agree to use reasonable efforts to change the jurisdiction of its office from which the Loan is made or to which the interest on and principal of the Loan is payable so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of the Lender, is not otherwise disadvantageous to the Lender.

                 (d) Receipts for Taxes Paid. Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing such payment.

                 (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.9 shall survive the payment in full of the Notes.

                 (f) Refunds and Credits. If the Lender shall become aware that it is entitled to claim a refund from, or to a tax credit on any tax return filed by the Lender with, a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.9, it shall promptly notify the Borrower of the availability of such refund claim or right to a tax credit and shall, within thirty (30) days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund, or claim such credit on the next such tax return filed by it, in each case, at the Borrower's expense. If the Lender receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower had paid additional amounts pursuant to this Section 2.9 or receives benefit from such tax credit, it shall within thirty (30) days from the date of the receipt of such refund or such benefit pay over such refund or an amount equal to such benefit to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.9 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than interest paid by the relevant Governmental


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 11

Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority.

         Section 2.10 Collateral. To secure the repayment of the Series A Loan, the first priority, perfected security interest in the Mid-West Stock and its proceeds, including all Series A Collateral as defined in the Pledge Agreement, that the Lender held in the Mid-West Stock pursuant to the Existing Agreement shall continue in effect and shall secure the repayment of the Series A Loan, but shall be governed by the Pledge Agreement, which will amend and restate in full the Existing Pledge Agreement.

                                   ARTICLE 3

                              Actions of the Lender

         Section 3.1 Actions to be Taken by the Lender at Closing Date. On the Closing Date, in addition to making the Additional Loan as provided in Section 2.1, the Lender shall:

                 (a) Upon receipt of the deliveries required to be made pursuant to Section 4.1, release, without recourse, representation or warranty, the security interest that it holds in four million (4,000,000) shares of HealthAxis common stock, which security interest was granted to the Lender pursuant to the Existing Pledge Agreement, and, in connection therewith, execute and deliver the Release to the Borrower and return the certificates representing such shares of the HealthAxis common stock to the Borrower, along with all stock powers or other instruments of transfer provided to the Banks by the Borrower in connection with the pledge of those shares to the Banks, to the extent such certificates and stock powers have been delivered by the Agent to the Lender;

                 (b) upon the payment in full of the USI Debt by USI, release, without recourse, representation or warranty, the security interests that the Lender holds in the USI Collateral, terminate without recourse, representations or warranties the guaranties of the USI Debt executed by the Borrower and SCS in favor of the Lender, terminate, without recourse, representation or warranty, the Post-Closing Agreement, dated as of March 14, 2000, between the Lender, USI and SCS, and, in connection therewith, execute and deliver the USI Release to USI and SCS and return the certificates representing the shares of the HealthAxis common stock and the shares of the Capital Stock of National Motor Clubs of America, Inc. constituting part of the USI Collateral to USI previously delivered to Lender, along with all stock powers or other instruments of transfer provided to the Lender by USI in connection with the pledge of those shares to the Lender; and

                 (c) execute and deliver the Pledge Agreement in amendment and restatement in full of the Existing Pledge Agreement.

The Lender agrees that each of USI and SCS shall be a third party beneficiary of
Section 3.1(b) of this Agreement and entitled to enforce the obligations of the Lender pursuant to clause (b) above to the same extent and in the same manner as if it were a party to this Agreement.

         Section 3.2 The Chesapeake Life Insurance Company. The Lender and the Borrower agree that the Borrower shall not have any further liability or obligation with respect to the prepayment of the Obligations with the proceeds of any dividends on the Capital Stock of The Chesapeake Life Insurance Company and, without in any manner limiting the amendment and restatement in full of the Existing Agreement that is effected by the execution and delivery of this Agreement, that the obligations of the Borrower as set forth in Section 2.5(a) of the Existing Agreement are terminated and that such provision of the Existing Agreement is without further force or effect.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 12

                                   ARTICLE 4

                              Conditions Precedent

         Section 4.1 Execution of Agreement. All obligations of Lender hereunder, including without limitation the obligation of the Lender to consummate the Additional Loan and to take the actions contemplated by Section 3.1, are subject to the following conditions precedent:

                 (a) Payment of USI Loan. The Lender shall have received irrevocable instructions from USI and from the Borrower in form and substance satisfactory to it requiring the Lender to credit the proceeds of the Additional Loan to the payment of the USI Loan, and shall have received an amount in immediately available funds equal to the excess of (x) the principal amount of the USI Loan outstanding prior to the crediting of the proceeds of the Additional Loan to the payment thereof plus accrued, but unpaid interest on the USI Loan up to but excluding the date of payment and all other obligations due and payable with respect thereto as of the Closing Date over (y) the proceeds of the Additional Loan to be applied to the payment of the USI Loan per the irrevocable instructions received by the Lender from the Borrower. At the time of the payment, the Borrower shall cause USI to provide the Lender with a written document showing the calculation of the accrued interest on the USI Loan which shall be in a form reasonably satisfactory to the Lender.

                 (b) Deliveries. The Lender shall have received on or before the Closing Date all of the following, each dated (unless otherwise indicated) as of the Closing Date, in form and substance satisfactory to the Lender:

                     (i) Resolutions. Resolutions of the Board of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to be a party, which resolutions shall indicate that the Loan and the transactions between the Borrower and the Lender contemplated by this Agreement and the other Loan Documents have been approved in accordance with Section 144(a)(2) of the Delaware General Corporation Law;

                     (ii) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower certifying the name of each officer of the Borrower (A) who is authorized to sign this Agreement and each of the other Loan Documents to which the Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

                     (iii) Certificate of Incorporation. The certificate of incorporation of each of the Borrower and Mid-West certified by the Secretary of State of the state of their respective states of organization and dated a current date;

                     (iv) Bylaws. The bylaws of the Borrower and Mid-West certified by a Secretary or an Assistant Secretary of the Borrower;

                     (v) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of each of the Borrower and Mid-West as to its existence and good standing, each dated a current date;


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 13

                     (vi) The Notes. The Series A Note and the Series B Note executed by the Borrower;

                     (vii) Pledge Agreement and Stock Certificates. The Pledge Agreement executed by the Borrower and, to the extent not previously delivered to the Lender by the Banks, stock certificates representing 100% of the Mid-West Stock, along with stock powers executed in blank in form sufficient to permit the Lender to transfer such shares of the Mid-West Stock into the name of the Lender;

                     (viii) Compliance Certificate. The Compliance Certificate executed by an officer of the Borrower.

                     (ix) Opinion of Counsel. A favorable opinion of legal counsel to the Borrower, as to the matters set forth in Exhibit C hereto; and

                     (x) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorney's fees) referred to in Section 10.1, to the extent invoiced on or before the Closing, shall have been paid in full by the Borrower;

                 (c) No Default. No Default hereunder or under the 8.75% Senior Note shall have occurred and be continuing or would result from the execution of this Agreement or consummation of the Transactions;

                 (d) Representations and Warranties. All of the representations and warranties contained in Article 5 hereof and in the other Loan Documents shall be true, correct and complete in all material respects;

                 (e) Payment of Accrued Interest on Existing Loan. The Borrower shall have paid to the Lender all accrued, but unpaid, interest on the Existing Loan up to but excluding the Closing Date, along with a written document showing the calculation of the accrued interest on the Existing Loan which shall be in a form reasonably satisfactory to the Lender.

                 (f) Additional Documentation. The Lender shall have received such additional approvals, opinions, or documents as the Lender or its legal counsel, Mayer, Brown & Platt, may reasonably request.

                                   ARTICLE 5

                         Representations and Warranties

         To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that:

         Section 5.1 Corporate Existence. Each of the Borrower and Mid-West (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower has the corporate power and authority and legal right to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 5.2 Financial Statements. The Borrower has delivered to the Lender financial statements for Mid-West as at and for the fiscal year ended December 31, 1999 and as at and for the quarter ended March 31, 2000. Such financial statements are complete and correct, have been prepared in accordance with SAP, and


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 14 fairly and accurately present the financial condition of Mid-West as of the dates indicated therein and the results of operations for the periods indicated therein subject, as applicable, to normal year-end audit adjustments.

         Section 5.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of the Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the certificate of incorporation or bylaws of the Borrower or Mid-West, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower or Mid-West is a party or by which any of them or any of their property is bound or subject (except for such agreements and instruments which if so violated or breached could not reasonably be expected to have a Material Adverse Effect and such consents thereunder which if not obtained could not reasonably be expected to have a Material Adverse Effect), or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the property of the Borrower or Mid-West. Without limiting the generality of the foregoing, (i) all Debt outstanding hereunder is permitted to be incurred by the Borrower pursuant to Section 8.4 of the 8.75% Senior Note Agreement and (ii) all Liens granted pursuant to the Transactions are permitted pursuant to Section 8.5 of the 8.75% Senior Note Agreement.

         Section 5.4 Operation of Business. Mid-West possesses all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its business substantially as now conducted and as currently proposed to be conducted without Material Adverse Effect and Mid-West is not in violation in any material respect of any valid rights of others with respect to any of the foregoing.

         Section 5.5 Litigation and Judgments. As of the date hereof, no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator is pending, or to the knowledge of the Borrower, has been threatened against or affecting Mid-West which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There are no unstayed or un-discharged judgments against Mid-West which would constitute an Event of Default under Section 9.1 (h).

         Section 5.6 Rights in Properties; Liens. Mid-West has good and indefeasible title to or valid leasehold interests in its properties, real and personal, including the properties and leasehold interests reflected in the financial statements described in Section 5.2, and none of the properties or leasehold interests of Mid-West is subject to any Lien, except as permitted by
Section 7.2.

         Section 5.7 Enforceability. This Agreement constitutes, and the other Loan Documents, when executed and delivered, shall constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 5.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and the other Loan Documents or for the validity or enforceability thereof. Without limiting the generality of the forgoing, no authorization, approval, or consent of, and no filing or registration with, any Insurance Regulatory Authority is required for the pledge of the Capital Stock of Mid-West by the Borrower.

         Section 5.9 Debt. Mid-West has no Debt, except as permitted by Section 7.1.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 15

         Section 5.10 Taxes. Mid-West has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and has paid all of its liabilities for taxes, assessments, governmental charges, and other levies that are due and payable except for those liabilities whose amount, applicability, or validity is being contested in good faith by appropriate proceedings being diligently pursued, and for which adequate reserves have been established. The Borrower knows of no pending investigation of Mid-West by any taxing authority or of any pending but un-assessed material tax liability of Mid-West.

         Section 5.11 Margin Securities. Neither the Borrower nor Mid-West is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 5.12 ERISA. Mid-West is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Mid-West has not completely or partially withdrawn from a Multiemployer Plan. Mid-West has met its minimum funding requirements under ERISA with respect to all of its Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Mid-West has incurred no liability to the PBGC under ERISA.

         Section 5.13 Disclosure. No statement, information, report, representation, or warranty made by the Borrower in respect of Mid-West contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statement, information, report, representation or warranty was provided. There is no fact known to the Borrower which has had or which could reasonably be expected to have a material adverse effect on (a) the properties, prospects, business, operations, condition (financial or otherwise), liabilities, or capitalization of Mid-West, or (b) the value of the Collateral or the validity, priority or perfection of the Lien on the Collateral, or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Lender thereunder.

         Section 5.14 Subsidiaries; Capitalization. The Borrower owns 100% of the Capital Stock of Mid-West. Mid-West is a duly organized and validly existing insurance company organized under the laws of the State of Tennessee. Mid-West's authorized Capital Stock is 2,000,000 shares of common stock, $2.00 par value, 1,000,000 shares of which are issued and outstanding. All of the outstanding Capital Stock of Mid-West have been validly issued, are fully paid, and are non-assessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of Mid-West. Except for this Agreement, the Pledge Agreement, and the 8.75% Senior Note Agreement, neither the Borrower nor the Collateral is subject to any agreement (including without limitation, any voting rights agreement, registration rights agreement or shareholder agreement) restricting or otherwise effecting the right to vote on matters with respect to the Collateral, the right to buy or sell any of the Collateral, the right to register the Collateral under any securities laws and regulations, the right to transfer the Collateral or any other right, title or interest in or to the Collateral. The Collateral is not subject to any restriction on transfer or assignment except for compliance with applicable securities laws and regulations and except that the ability of the Lender to sell the Mid-West Capital Stock under the terms of the Pledge Agreement is subject to compliance with insurance laws and regulations applicable to the change in control of insurance companies.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 16

Mid-West is not required to submit reports to any securities exchange or the Securities and Exchange Commission and the Collateral is not listed on any securities exchange.

         Section 5.15 Agreements. Mid-West is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect in absence of a default thereunder. Mid-West is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 5.16 Compliance with Laws. Mid-West is not in violation in any material respect of any applicable law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, including, without limitation, any Environmental Law.

         Section 5.17 Investment Company Act. Neither the Borrower nor Mid-West is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 5.18 Public Utility Holding Company Act. Neither the Borrower nor Mid-West is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 5.19 Environmental Matters. Except for instances of noncompliance with or exceptions to the following that should not have, individually or in the aggregate, a Material Adverse Effect: (i) no Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the properties of Mid-West except in compliance with applicable Environmental Laws and (ii) the use which Mid-West makes and intends to make of its properties will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Material on, in, or from any of its properties except in compliance with applicable Environmental Laws.

         Section 5.20 Labor Disputes and Acts of God. Neither the business nor the properties of Mid-West are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) that is having or could have a Material Adverse Effect.

         Section 5.21 Year 2000 Compliance.

                 (a) Mid-West has (i) undertaken a detailed review and assessment of all areas within its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Mid-West may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable in all material respects. Mid-West reasonably anticipates that all computer applications that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Ready").

                 (b) Mid-West has inquired with each of its key suppliers, vendors and customers as to whether such Persons are Year 2000 Ready in all material respects. Mid-West has not received any indication that leads it to believe that any such key supplier, vendor or customer will fail to be Year 2000 Ready in a manner that will result in a Material Adverse Effect. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of Mid-West the business failure of which would with reasonable probability be expected to have a Material Adverse Effect.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 17

         Section 5.22 Collateral. The Borrower owns, and with respect to Collateral acquired after the date hereof, the Borrower will own, legally and beneficially, the Collateral free and clear of any Lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third Person to purchase or otherwise acquire the Collateral or any part thereof, except for the security interest granted or to be granted under the Pledge Agreement. The Borrower has filed with the Internal Revenue Service the documentation required by applicable law to assert the Refund Claim. The Borrower has the unrestricted right to grant a security interest in the Series A Collateral as contemplated by the Pledge Agreement. The principal place of business and chief executive office of the Borrower, and the office where the Borrower keeps its books and records, is located at the address for notices of the Borrower set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, the Borrower makes no representation or warranty that the United States Department of the Treasury or the United States Internal Revenue Service will pay to the Borrower or any member of its consolidated tax group all or any portion of the amounts subject to the Refund Claim.

         Section 5.23. No Default. No Default under this Agreement or under the 8.75% Senior Note Agreement has occurred and is continuing or would result from the execution, delivery and performance by the Borrower of its obligations under this Agreement or the other Loan Documents including, without limitation, the consummation of the Transactions.

                                   ARTICLE 6

                               Positive Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, the Borrower will perform and observe the following positive covenants unless the Lender otherwise agrees:

         Section 6.1 Reporting Requirements. The Borrower will furnish to the
Lender:

                 (a) Quarterly Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each of the quarters of each fiscal year of the Borrower commencing with the fiscal quarter ended June 30, 2000, (i) a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended containing, on a consolidated, consolidating and business segment basis, balance sheets and statements of income, stockholders' equity, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP (except for such exceptions therefrom which are disclosed therein) and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated, consolidating and business segment basis, at the date and for the periods indicated therein and (ii) a copy of an unaudited financial report of Mid-West as of the end of such fiscal quarter and for the portion of the fiscal year then ended prepared in accordance with SAP as filed with the applicable Insurance Regulatory Authority and certified by the chief financial officer of the Borrower to have been prepared in accordance with SAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Mid-West, at the date and for the periods indicated therein;

                 (b) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings by or before any Governmental Authority or arbitrator affecting the Borrower or Mid-West which, if determined adversely to the Borrower or Mid-West, could have a Material Adverse Effect;


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 18

                 (c) Notice of Default. As soon as possible and in any event within five (5) days after the Borrower becomes aware of any Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                 (d) Notice of Material Adverse Change. As soon as possible and in any event within five (5) days after the Borrower becomes aware of occurrence thereof, written notice of any matter that could have a Material Adverse Effect; and

                 (e) General Information. Promptly, such other information concerning the Borrower or Mid-West (including financial statements of and other reports regarding Mid-West) as the Lender may from time to time reasonably request.

         Section 6.2 Maintenance of Existence; Conduct of Business. The Borrower will, and will cause Mid-West to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will, and will cause Mid-West to, conduct its business in an orderly and efficient manner in accordance with good business practices.

         Section 6.3 Maintenance of Properties. The Borrower will, and will cause Mid-West to, maintain, keep, and preserve all of its properties necessary or useful in the proper conduct of its business in good repair, working order, and condition and make all necessary repairs, renewals, replacements, betterments, and improvements thereof.

         Section 6.4 Taxes and Claims. The Borrower will, and will cause Mid-West to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor Mid-West shall be required to pay or discharge any tax, levy, assessment, or governmental charge or claim for labor, material, or supplies whose amount, applicability, or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established.

         Section 6.5 Insurance. The Borrower will, and will cause Mid-West to, keep insured by financially sound and reputable insurers all property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons.

         Section 6.6 Inspection Rights. When no Event of Default exists and subject to all confidentiality agreements entered into by the Borrower or Mid-West in the ordinary course of its business (including those entered into in connection with equity and asset acquisitions and the acquisition and use of intellectual property) and the limitations on disclosure imposed therein, the Borrower will, and will cause Mid-West to, permit representatives of the Lender, during normal business hours and upon no less than two (2) Business Days prior notice, to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. If an Event of Default exists, the Borrower will, and will cause Mid-West to, permit representatives of the Lender, during normal business hours but without prior notice, to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 19

         Section 6.7 Keeping Books and Records. The Borrower will, and will cause Mid-West to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP (and with respect to Mid-West, SAP) shall be made of all dealings and transactions in relation to its business and activities.

         Section 6.8 Compliance with Laws. The Borrower will, and will cause Mid-West to, comply in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

         Section 6.9 Compliance with Agreements. The Borrower will, and will cause Mid-West to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 6.10 Further Assurances. The Borrower will, and will cause Mid-West to, execute and deliver such further documents and take such further action as may be requested by the Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents.

         Section 6.11 Year 2000 Compliance. The Borrower will promptly notify the Lender in the event the Borrower discovers or determines that any computer application (including those of its key suppliers, vendors and customers) will not be Year 2000 Ready on a timely basis and a Material Adverse Effect will occur as a result thereof.

                                   ARTICLE 7

                               Negative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, the Borrower will perform and observe the following negative covenants unless the Lender otherwise agrees:

         Section 7.1 Debt. The Borrower will not permit Mid-West to incur, create, assume, or permit to exist any Debt, except:

                 (a) Debt in the amount disclosed on Schedule 7.1 (including any advances made on or after the Closing Date pursuant to the commitments to lend disclosed on Schedule 7.1) hereto and any extensions, renewals or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing, and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing;

                 (b) Guaranties given in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations; and

                 (c) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on Mid-West's behalf in accordance with the policies issued to Mid-West.

         Section 7.2 Limitation on Liens. The Borrower will not permit Mid-West to incur, create, assume, or permit to exist any Lien upon any of its property, whether now owned or hereafter acquired, except the following:

                 (a) Liens disclosed on Schedule 7.2 hereto, and Liens created and existing in connection with any extensions, renewals or refinancings of the Debt secured by such Liens as permitted under Section 7.1(a)


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 20 provided that (i) no such Lien is expanded to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral and other than property having no greater fair market value than the existing collateral for which such property is being substituted as new collateral) after the date hereof; and (ii) no such Lien is spread to secure any additional Debt after the date hereof;

                 (b) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the property encumbered thereby or materially impair the ability of Mid-West to use such property in its business, and none of which is violated in any material respect by existing or proposed structures or land use;

                 (c) Liens (other than Liens relating to liabilities resulting from the violation of Environmental Laws or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                 (d) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                 (e) Liens resulting from good faith deposits to (i) secure payments of workmen's compensation or other social security programs, (ii) secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business, (iii) satisfy escrow obligations under reinsurance agreements and (iv) satisfy statutory obligations imposed by applicable Insurance Regulatory Authorities;

                 (f) Purchase-money Liens on any property hereafter acquired or a Lien incurred in connection with any conditional sale or other title retention agreement or Capital Lease Obligation; provided that:

                     (i) any property subject to the foregoing is acquired by Mid-West in the ordinary course of its business and the Lien on the property attaches concurrently or within sixty (60) days after the acquisition thereof;

                     (ii) the Debt secured by any Lien so created, assumed, or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the property covered thereby;

                     (iii) each such Lien shall attach only to the property so acquired; and

                     (iv) the Debt incurred is permitted by Section 7.1(d);

                 (g) Any extension, renewal or replacement of any of the Liens described in clauses (b) through (f), provided that Liens permitted thereby shall not be spread to cover any additional Debt or property (other than after acquired title in or on such property and proceeds of the existing collateral and other than property having no greater fair market value than the existing collateral for which such property is being substituted as collateral);

                 (h) Any attachment or judgment Lien not constituting an Event of Default;

                 (i) Any interest or title of a licensor, lessor or sublessor under any license or lease incurred in the ordinary course of business; and


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 21

                 (j) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by Mid-West in the ordinary course of business.

Mid-West shall not enter into or assume any agreement prohibiting the creation or assumption of any Lien upon its properties, whether now owned or hereafter acquired unless such agreement permits the granting of Liens to secure the Obligations; provided that, in connection with any Debt permitted to be incurred under Section 7.1 which is used to finance the acquisition of an asset and any Lien securing the payment thereof permitted by this Section 7.2, Mid-West may agree that it will not permit any other Liens to encumber the asset so acquired. Except as provided herein, as disclosed in Schedule 7.2 and as may be imposed by any applicable laws and regulations, the Borrower will not directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of Mid-West to:
(1) pay dividends or make any other distribution on any of its Capital Stock; or
(2) subject to subordination provisions, pay any Debt owed to the Borrower.

         Section 7.3 Mergers, Etc. The Borrower will not and will not permit Mid-West to become a party to a merger or consolidation, or purchase or otherwise acquire all of the properties of any Person or purchase or acquire properties of a Person with a book value in excess of ten percent (10%) of the book value of all properties of such Person (as determined as of the date of acquisition) or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself.

         Section 7.4 Investments. The Borrower will not permit Mid-West to make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person or purchase all the properties of a Person or purchase properties of a Person with a book value in excess of ten percent (10%) of the book value of all properties of such Person determined as of the date of acquisition (all such transactions being herein called "Investments"), except:

                 (a) Mid-West may make Investments in readily marketable direct obligations of the United States of America or any agency thereof or readily marketable direct obligations guaranteed or insured as to principal and interest by the United States of America or any agency thereof;

                 (b) Mid-West may make Investments in (i) fully insured certificates of deposit; and (ii) other certificates of deposit issued by any commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000 and rated in one of the four highest unsecured long-term debt ratings of Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

                 (c) Mid-West may make Investments in commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings of S&P or Moody's;

                 (d) Mid-West may in the ordinary course of business (i) make advances to Lenders, officers, directors and employees for business expenses incurred in the ordinary course of business; and (ii) make advances to Lenders against future commissions in accordance with past practices or standard industry practice;

                 (e) Mid-West may hold Investments received in connection with the bankruptcy or reorganization of vendors, suppliers and customers and in connection with the settlement of delinquent obligations of, and disputes with, vendors, customers and suppliers arising in the ordinary course of business;

                 (f) Mid-West may make extensions of trade credit in the ordinary course of business; and

                 (g) Mid-West may make Investments in the following:


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 22

                     (i) Debt securities (excluding CMO Derivative Investments, as defined below) rated BBB- or better by S& P, Baa3 or better by Moody's or NAIC-2 or better by the NAIC; provided that any such Investment which, at any time after which it is made ceases to meet such rating requirements, shall not be prohibited until a period of forty-five (45) days after the date on which such rating requirement is no longer met;

                     (ii) preferred stock by issuers whose debt instruments meet the rating requirements specified in clause (g)(i) above; provided that the aggregate book value of the Investments made pursuant to the permissions of this clause (h)(ii) shall not exceed twenty percent (20%) of the statutory surplus of Mid-West determined in accordance with SAP;

                     (iii) insurance policy loan made to insureds in the ordinary course of business; and

                     (iv) CMO Derivative Investments of Mid-West in an amount not to exceed, in the aggregate five percent (5%) of the statutory surplus of Mid-West determined in accordance with SAP (As used herein, the term "CMO Derivative Investments" means any interest in a volatile tranche of a collateralized mortgage obligation, including without limitation, such interests typically classified as z bonds, inverse floaters, PAC II, PAC III, Ioettes, support bonds, interest-only investments, principal-only investments, residuals, inverse IO's and super floaters); and

                 (h) Mid-West may maintain the Investments described on Schedule
7.4 hereto.

Mid-West may not make investments under any of the permissions of this Section
7.4 in any Subsidiary engaged in the credit card business (including, without limitation, United Credit National Bank) or any Subsidiary owning such a Subsidiary.

         Section 7.5 Transactions With Affiliates. The Borrower will not permit Mid-West to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Mid-West's business and upon fair and reasonable terms no less favorable to Mid-West than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

         Section 7.6 Disposition of Property. The Borrower will not permit Mid-West to sell, lease, assign, transfer, or otherwise dispose of any of its property, except (a) dispositions of inventory, in the ordinary course of business, including any sale or other transfer pursuant to a securitization; (b) dispositions of assets reasonably and in good faith determined by Mid-West to be obsolete or no longer necessary to its business if no Default exists or would result therefrom; (c) licenses, sublicenses, leases and subleases of intellectual property, general intangibles, or other property (other than Capital Stock), in each case in the ordinary course of business, that do not materially interfere with the business of Mid-West; (d) the sale of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or settlement thereof; (e) the disposition of property by Mid-West in connection with reinsurance treaties or agreements entered into in the ordinary course of business; and (f) the disposition of Investments in the ordinary course of business in connection with the management of its investment portfolio provided the proceeds thereof are utilized to satisfy policy liabilities and expenses incurred in the ordinary course of business, are reinvested in accordance with Section 7.4 or are held as cash. The Borrower shall not sell or otherwise dispose of any of its assets for any consideration with a value that is less than a value equivalent to the value of the assets which have been sold or otherwise disposed of, with such equivalent value being conclusively determined for purposes of this covenant by a written resolution of the Board of Directors of the Borrower.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 23

         Section 7.7 Lines of Business. The Borrower will not permit Mid-West to engage in any line or lines of business activity other than the insurance business, other businesses in which it is engaged on the date hereof, any businesses reasonably related thereto and the sale of products or services utilizing the existing channels of distribution currently utilized by Mid-West.

         Section 7.8 Restrictions on Insurance Subsidiaries. The Borrower will not permit any Insurance Subsidiary to make any Investment in, provide any Guarantee for the benefit of, or make any type of deposit with any Subsidiary engaged in the credit card business (including, without limitation, United Credit National Bank) or any Subsidiary owning such a Subsidiary.

         Section 7.9 Prepayment of Debt. The Borrower will not prepay the Debt outstanding pursuant to the 8.75% Senior Note Agreement except (i) for prepayments resulting from a refinancing of the entire amount thereof; (ii) the Borrower may prepay such Debt if the Consolidated Net Worth immediately prior to such prepayment is Six Hundred Fifty Million Dollars ($650,000,000) or more; and
(iii) the Borrower may make mandatory prepayments pursuant to Section 5.1 of the 8.75% Senior Note Agreement.

         Section 7.10 Use of Proceeds of Refund Claim. The Borrower will not grant any liens on the Refund Claim, or use the proceeds of the Refund Claim, or make any payment with or otherwise dispose of any amounts received from the United States Treasury or Internal Revenue Service pursuant to the Refund Claim, for any purpose other than to repay the outstanding principal balance of the Series B Loan, if any, until the Series B Loan is paid in full.


                                    ARTICLE 8

                               Financial Covenants

         Section 8.1 Financial Covenant. The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, the Borrower shall cause the statutory capital and surplus of Mid-West, as determined in accordance with SAP, at all times to be no less than fifty million dollars ($50,000,000).

                                    ARTICLE 9

                                     Default

         Section 9.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                 (a) The Borrower shall fail to pay (i) when due any principal payable under any Loan Document or any part thereof; (ii) within three (3) Business Days of the date due any interest payable under the Loan Documents or any part thereof; and (iii) within five (5) Business Days after the date the Borrower receives written notice of the failure to pay when due any other Obligation or any part thereof.

                 (b) Any representation, warranty or certification made or deemed made by the Borrower (or any of its officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.


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


                 (c) The Borrower shall fail to perform, observe, or comply with
(1) any covenant, agreement, or term contained in clauses (a), (b), (c) and (d) of Section 6.1, Article 7, or Article 8 of this Agreement; or (2) any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure shall continue for a period of ten (10) days after the earlier of (i) the date the Lender provides the Borrower with notice thereof or (ii) the date the Borrower should have notified the Lender thereof in accordance with Section 6.1(c) hereof.

                 (d) The Borrower or Mid-West shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

                 (e) The Borrower or Mid-West shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or under any other such law, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

                 (f) A proceeding or case shall be commenced, without the application, approval or consent of the Borrower or Mid-West in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of the Borrower or Mid-West or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or Mid-West under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower or Mid-West shall be entered in an involuntary case under the Bankruptcy Code.

                 (g) Mid-West shall fail to discharge within a period of thirty
(30) days after the commencement thereof any unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Ten Million Dollars ($10,000,000) against any of its properties. The Borrower shall fail to discharge within a period of thirty (30) days after the commencement thereof any unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving the Collateral. The Series A Collateral shall for any reason become subject to any Lien other than the Liens of the Lender created by the Pledge Agreement.

                 (h) A final judgment or judgments for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate shall be rendered by a court or courts against Mid-West and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Mid-West shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                 (i) Mid-West shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) in excess of Five Million Dollars ($5,000,000), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid in full prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit)


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 25 any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                 (j) This Agreement or any other Loan Document shall cease to be in full force and effect (unless the Obligations have been paid in full) or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or Mid-West or any of their respective shareholders, or any lien or security interest created or intended to be created by the Loan Documents shall for any reason (other than the fault of the Lender) cease to be or shall not be a valid, first priority, perfected security interest in and lien upon any of the Collateral purported to be covered thereby (except to the extent that the Collateral is released in accordance with the terms of this Agreement and the other Loan Documents), the Borrower shall deny that it has any further liability or obligation under any of the Loan Documents.

                 (k) Any of the following events shall occur or exist with respect to the Borrower or Mid-West: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Lender subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Ten Million Dollars ($10,000,000).

                 (l) The Borrower, Mid-West or any of their respective officers, directors, employees, or agents (not including any insurance agent acting for Mid-West) becomes subject to any order, agreement or other enforcement action of any Insurance Regulatory Authority applicable to the violation or alleged violation of any insurance laws or regulations applicable to Mid-West or applicable to the financial condition, investments or other business affairs of Mid-West.

         Section 9.2 Remedies. If any Event of Default exists, the Lender may do any one or more of the following:

                 (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without any other notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                 (b) Judgment. Reduce any claim to judgment.

                 (c) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Lender to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                 (d) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Section 9.1(d), (e) or (f), the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice,


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 26 demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Section 9.3 Performance by the Lender. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Lender may perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Lender, promptly pay any amount expended by the Lender in connection with such performance or attempted performance to the Lender at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Lender shall not have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.

         Section 9.4 Continuance of Default. For purposes of all Loan Documents,
(a) a Default which is capable of being remedied shall be deemed to exist until the Lender shall have actually received evidence reasonably satisfactory to Lender that such Default shall have been remedied and (b) a Default not capable of being remedied shall be deemed to exist until waived in accordance with the Loan Document.

         Section 9.5 Setoff. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all amounts (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand under any Loan Document and although such Obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of the Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Lender may have.

                                   ARTICLE 10

                                  Miscellaneous

         Section 10.1 Expenses. The Borrower hereby agrees to pay on demand: (a) all out-of-pocket costs and expenses of the Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Lender, (b) all out-of-pocket costs and expenses of the Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Lender, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, and (d) all other out-of-pocket costs and expenses incurred by the Lender in connection with this Agreement or any other Transaction Document.

         Section 10.2 INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, MANAGERS, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY,


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


PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OF THE BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL (i) BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON AND (ii) SHALL NOT BE INDEMNIFIED OR HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEY FEES) ARISING OUT OF OR RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH PERSON OR WHICH IS INCURRED BY SUCH PERSON SOLELY AS A RESULT OF HIS POSITION AS AN OFFICER, DIRECTOR OR CONTROLLING STOCKHOLDER OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER AND NOT IN HIS CAPACITY AS A MEMBER, OFFICER, DIRECTOR, EMPLOYEE, MANAGER, ATTORNEY, AGENT OR AFFILIATE OF THE LENDER OR ANY OF ITS AFFILIATES.

         Section 10.3 Limitation of Liability. None of the Lender or any Affiliate, officer, director, employee, attorney, manager, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, exemplary or punitive damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. None of the Borrower, any Obligated Party nor any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Lender hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, exemplary or punitive damages suffered or incurred by any of them in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 10.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Lender shall have the right to act exclusively in the interest of the Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 10.5 No Fiduciary Relationship. The relationship between the Borrower and the Lender is solely that of debtor and creditor, and the Lender does not have any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Lender to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement between the Borrower and the Lender.

         Section 10.6 Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief


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


to the Lender. The Borrower therefore agrees that the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 10.7 No Waiver; Cumulative Remedies. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 10.8 Participations. The Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans); provided, however, that:
(i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the right of set-off contained in Section 9.5, and (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement, and the Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loan and to approve any amendment, modification, or waiver of any provision of this Agreement.

         Section 10.9 Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loan, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under
Section 2.9 and Sections 10.1 and 10.2 shall survive repayment of the Notes.

         Section 10.10 Entire Agreement; Amended and Restatement; Release. THIS AGREEMENT, THE EXISTING NOTE, UPON THEIR EXECUTION, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (INCLUDING, WITHOUT LIMITATION, THE EXISTING AGREEMENT) AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO. This Agreement amends and restates in its entirety the Existing Agreement. The execution of this Agreement, the Notes and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Agreement nor does it constitute a novation with respect to such indebtedness. THE BORROWER REPRESENTS AND WARRANTS THAT AS OF THE CLOSING DATE THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE EXISTING AGREEMENT OR THE DOCUMENTATION RELATING THERETO. TO INDUCE THE LENDER TO ENTER INTO THIS AGREEMENT, THE BORROWER WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES THE LENDER AND ITS MEMBERS AND THEIR RESPECTIVE MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR


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DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH THE
BORROWER EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED
PARTY ARISING PRIOR TO THE CLOSING DATE AND FROM OR IN CONNECTION WITH THE EXISTING AGREEMENT OR THE DOCUMENTATION EXECUTED IN CONNECTION THEREWITH OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         Section 10.11 Amendments. No amendment or waiver of any provision of this Agreement, the Existing Note, the Notes, or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Lender and the Borrower, do any of the following: (a) subject the Lender to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) change the percentage of the aggregate unpaid principal amount of any Note or which shall be required for the Lender to take any action under this Agreement; or (e) change any provision contained in this Section 10.11.

         Section 10.12 Maximum Interest Rate.

                 (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligations had at all times been in effect.

                 (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and the Lender shall never charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 10.12(b), or (ii) an amount, which when added to all other interest payable under this Agreement or the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, the Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower and the Lender shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equivalent unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and


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


if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Lender shall refund to the Borrower the amount of such excess and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

         (c) The provisions of Chapter 346 of the Finance Code of Texas are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

         Section 10.13 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 10.14 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United States of America. THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORM.

         Section 10.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 10.16 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 10.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 10.18 Construction. Each of the Borrower and the Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         Section 10.19 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 10.20 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY


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


WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section 10.21 Confidentiality. The Lender agrees to keep any Designated Information (as defined below) delivered or made available by the Borrower to it confidential from anyone other than Persons employed or retained by the Lender who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein; provided that nothing herein shall prevent the Lender from disclosing such Designated Information: (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority with which the Lender is required to comply, (c) which had been publicly disclosed other than as a result of a disclosure by the Lender prohibited by this Agreement, (e) in connection with any litigation to which the Lender or any of its Affiliates may be a party, (f) to the extent necessary in connection with the exercise of any remedy hereunder,
(g) to the Lender's legal counsel and independent auditors, (h) to any Affiliate of the Lender, solely in connection with this Agreement, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee of any of its rights and obligations under the Loan Documents in accordance with the terms hereof. The term "Designated Information" means any information that has been designated by the Borrower in writing as confidential. If the Lender or any Person to whom the Lender gives Designated Information is to disclose any Designated Information pursuant to clause (b) or (e), such Person shall notify the Borrower of the proposed disclosure promptly after determining it must make such disclosure so that the Borrower or a Subsidiary may seek a protective order as necessary to protect the unnecessary disclosures of Designated Information.

         Section 10.22 Waiver of Defaults. The Lender waives any Default (as defined in the Existing Agreement) that may have existed under the terms of the Existing Agreement and agrees not to exercise any rights or remedies available as a result of the occurrence thereof or the occurrence of any of the events described in the Recitals hereto. To induce the Lender to agree to the terms of this Agreement (including without limitation, this Section 10.22, the Borrower agrees that the foregoing waiver shall not constitute and shall not be deemed a waiver of any Default hereunder, whether arising as a result of the further violation of covenants or representations contained in the Existing Agreement which are continued hereunder or otherwise, or a waiver of any rights or remedies arising as a result of such Defaults under this Agreement. The breach of any representation or warranty set forth herein or the failure to comply with any covenants set forth herein on or after the date on which this Agreement is executed and delivered shall constitute a Default.


SECOND AMENDED AND RESTATED LOAN AGREEMENT - Page 32

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         THE BORROWER:

                                         UICI,
                                         a Delaware Corporation


                                         By:
                                             ---------------------------------
                                         Name:    Glenn W. Reed
                                         Title:   Executive Vice President

                                         Address for Notices:

                                         4001 McEwen Drive, Suite 200
                                         Dallas, Texas 75244
                                         Telephone No.: 972-392-6733
                                         Telecopy No.:  972-392-6721
                                         Attention:     Chief Financial Officer


SCHEDULE 7.4, Solo Page